EXHIBIT 99.5

                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Charles Crocker, the Chief Executive Officer of BEI Technologies, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended March 29, 2003, to which this Certification is attached as
               Exhibit 99.5 (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.


Dated   April 30, 2003
      ------------------------

       /s/ Charles Crocker
      ------------------------
      Charles Crocker
      Chief Executive Officer

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